Exhibit 10.6

ACQUISITION AGREEMENT

AMONG:

GOLDEN PHOENIX MINERALS INC.

- and -

RA RESOURCES LTD.

- and -

2259299 ONTARIO INC.

October 6, 2010

- ii -

TABLE OF CONTENTS

ARTICLE 1 DEFINITIONS		5
1.1	Definitions	5
1.2	Hereof, Herein, etc.	10
1.3	Computation of Time Periods	11
1.4	Knowledge	11
1.5	Schedules	11
ARTICLE 2 AMALGAMATION		11
2.1	Amalgamation	11
2.2	Post-Effective Time Procedures	13
2.3	Maximum Number of GPM Shares	13
2.4	Fractional Shares	13
2.5	Effecting the Amalgamation	14
ARTICLE 3 DISSENT PROCEDURES		14
3.1	Dissent Procedures Applicable to Ra Shareholders	14
ARTICLE 4 AMALCO		14
4.1	Name of Amalco	14
4.2	Business of Amalco	14
4.3	Registered Office of Amalco	14
4.4	Authorized Capital of Amalco	15
4.5	Articles of Amalco	15
4.6	By-laws of Amalco	15
4.7	Directors and Officers of Amalco	15
4.8	Management of Amalco	15
4.9	Assets and Liabilities of Amalco	15
4.10	Fiscal Year of Amalco	16
ARTICLE 5 WITHHOLDING RIGHTS		16
5.1	Withholding Rights	16
ARTICLE 6 APPROVALS		16
6.1	Shareholder Approval	16
ARTICLE 7 REPRESENTATIONS AND WARRANTIES OF RA		16
7.1	Organization and Existence	16
7.2	Authorization	17
7.3	Authorized Capital	17
7.4	Information	17
7.5	Ra Financial Statements	17
7.6	Reporting Issuer Status	17
7.7	No Other Agreement to Purchase	18
7.8	Absence of Certain Changes	18
7.9	Indebtedness to Directors, Officers and Others	19
7.10	Taxes	19
7.11	Property Rights	19
7.12	Joint Ventures	20
7.13	Restrictive Covenants	20
7.14	Material Contracts	20
7.15	Necessary Licenses and Permits	20

- iii -

7.16	Compliance with Law	20
7.17	Employees	21
7.18	Employee Benefit Plans	21
7.19	Litigation	21
7.20	No Material Adverse Change	21
7.21	Insurance	21
7.22	Corporate Documents, Books and Records	21
7.23	No Limitations	21
7.24	Regulatory Compliance	21
7.25	Environmental Compliance	22
7.26	Non-Arm's Length Transactions	22
7.27	Enforceability	22
7.28	Preparation of Technical Report	22
7.30	NI 43-101	23
ARTICLE 8 REPRESENTATIONS AND WARRANTIES OF GPM		23
8.1	Organization and Existence	23
8.2	Authorization	23
8.3	Consents	23
8.4	Authorized Capital	23
8.5	No Material Adverse Change	24
8.6	Reports and GPM Financial Statements	24
8.7	Absence of Certain Changes	24
8.8	Corporate Documents, Books and Records	25
8.9	Information	25
8.10	No Other Agreement to Purchase	25
8.11	Shareholder Loans	26
8.12	Indebtedness and Liens	26
8.13	Indebtedness to Officers, Directors and Others	26
8.14	Taxes	26
8.15	Title to Assets	26
8.16	Material Contracts	26
8.17	Title to Property	26
8.18	Necessary Licenses and Permits	27
8.19	Compliance with Law	27
8.20	Employees	27
8.21	Litigation	27
8.22	Employee Benefit Plans	27
8.23	No Limitations	27
8.24	Regulatory Compliance	28
8.25	Non-Arm's Length Transactions	28
8.26	Enforceability	28
ARTICLE 9 REPRESENTATIONS AND WARRANTIES OF NEWCO		28
ARTICLE 10 COVENANTS		28
10.1	Filings	28
10.2	Additional Agreements	29
10.3	Access to Information	29

- iv -

10.4	Conduct of Business of Ra	29
10.5	Conduct of Business of GPM	31
ARTICLE 11 CONDITIONS TO OBLIGATION TO CLOSE		31
11.1	GPM's Closing Conditions	31
11.2	Ra's Closing Conditions	32
ARTICLE 12 TERMINATION		33
12.1	Termination	33
12.2	Effect of Termination	34
12.3	Waivers and Extensions	34
ARTICLE 13 TRANSACTION COSTS		34
13.1	Transaction Costs	34
ARTICLE 14 NOTICES		34
14.1	Notices	34
ARTICLE 15 INDEMNIFICATION		35
15.1	Survival of Covenants, Agreements, Etc.	35
15.2	Indemnification by Ra	35
15.3	Indemnification by GPM	36
15.4	Notice of Claim	36
15.5	Direct Claims	37
15.6	Third Party Claims	37
15.7	Settlement of Third Party Claims	37
15.8	Co-operation	37
15.9	Exclusivity	37
ARTICLE 16 MISCELLANEOUS		38
16.1	Amendments and Waivers	38
16.2	Consent to Jurisdiction	38
16.3	Governing Law	38
16.4	Further Assurances	38
16.5	Time	38
16.6	Assignment	38
16.7	Public Announcement; Disclosure	38
16.8	Entire Agreement, Counterparts, Section Headings	39

SCHEDULES:

Schedule A	-	Articles of Amalgamation
Schedule B	-	Amalco By-laws

ACQUISITION AGREEMENT

THIS AGREEMENT made as of the 6th day of October, 2010

AMONG:

GOLDEN PHOENIX MINERALS INC.,
a corporation incorporated under the laws of the State of Nevada

(“GPM”)

AND

RA RESOURCES LTD.,
a corporation incorporated under the laws of the Province of Ontario

(“Ra”)

AND

2259299 ONTARIO INC.,
a corporation incorporated under the laws of the Province of Ontario

(“Newco”)

WHEREAS GPM proposes to acquire all of the outstanding securities of Ra (the “Acquisition”) by way of a three-cornered amalgamation (the “Amalgamation”) under the provisions of the Business Corporations Act (Ontario);

AND WHEREAS Newco is a wholly-owned subsidiary of GPM, which was incorporated for the purposes of completing the Amalgamation;

AND WHEREAS GPM and Ra have entered into a letter of intent dated May 6, 2010 with respect to the Combination (the “Letter Agreement”);

AND WHEREAS pursuant to the Letter Agreement, the parties wish to enter into this Agreement to provide for the matters referred to in the foregoing recitals and to for other matters relating to the Acquisition and Amalgamation.

NOW THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby covenant and agree as follows.

ARTICLE 1
DEFINITIONS

1.1           Definitions

For all purposes of this Agreement the following capitalized terms shall have the meanings set forth in this Article 1:

“OBCA” means the Business Corporations Act (Ontario), as amended.

“Acquisition” means the acquisition by GPM of all of the issued and outstanding Ra Shares in exchange for the issuance of GPM Shares to the holders of the issued and outstanding Ra Shares.

“Affiliate” of an entity means any Person directly or indirectly controlling, controlled by or under direct or indirect common control with such entity.

“Amalco” means the corporation resulting from the amalgamation of Newco and Ra in connection with the Amalgamation.

“Amalco Shares” means the common shares in the capital of Amalco as constituted immediately following completion of the Amalgamation.

“Articles” means the certificate and articles of incorporation (as amended), certificate and articles of organization (as amended), constitution, operating agreement, joint venture or partnership agreement or articles or other constituting document of any Person other than an individual, each as from time to time amended or modified.

“Articles of Amalgamation” means the articles of amalgamation of Amalco, to be substantially in the form of the articles of amalgamation set out in Schedule A hereto.

“Business Day” means a day, excluding Saturday and Sunday, on which banking institutions are open for business in Toronto, Ontario and Sparks, Nevada.

“Canadian GAAP” means accounting principles which are: (a) consistent with the principles promulgated or adopted by the Canadian Institute of Chartered Accountants and its predecessors, in effect from time to time; and (b) applied, unless otherwise required by Canadian GAAP, on a basis consistent with prior periods.

“Canadian GAAS” means generally accepted auditing standards determined with reference to the Handbook of the Canadian Institute of Chartered Accountants, as amended from time to time.

“Certificate of Amalgamation” means the certificate to be endorsed on the Articles of Amalgamation by the Ontario Director.

“Change of Control” means the acquisition, directly or indirectly, of beneficial ownership of voting securities that results in a holding of more than 20% of the issued and outstanding voting securities of Ra by a third party, other than in connection with this Agreement or an internal corporate reorganization.

“Charter” means the certificate and articles of incorporation (as amended), certificate and articles of organization (as amended), statute, constitution, operating agreement, joint venture or partnership agreement or articles or other constituting document of any Person other than an individual, each as from time to time amended or modified.

“Churchill Option Agreement” means the option agreement dated December 13, 2006 among Ra and the Churchill Optionors relating to mining claims located in the Churchill Township Property.

“Churchill Optionors” means Roy Annett (Shining Tree Ontario), Jack Tindale (Toronto, Ontario), Larry Salo (Connaught, Ontario) and Robin Lowe (Waterloo, Ontario).

“Churchill Township Property” means the six unpatented contiguous mining claims comprised of sixteen mining units located in the Larder Lake Mining Division approximately three kilometres north of the village of Shining Tree in Churchill Township, Ontario, and in which Ra holds an interest pursuant to the Churchill Option Agreement.

“Claim” has the meaning set forth in Section 15.4.

“Closing” means the closing of the Acquisition pursuant to the terms of this Agreement.

“Closing Date” means such date as Ra and GPM shall determine for Closing, provided that the Closing Date shall not be later than November 30, 2010 unless such later date may be agreed by Ra and GPM.

“Closing Time” means 10:00 a.m. (Toronto time) on the Closing Date.

“Control” in respect of a Person (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or by other arrangement.

“Depositary” means Nevada Agency and Trust Company or any other trust company, bank or financial institution agreed to in writing between GPM and Ra for the purpose of, among other things, exchanging certificates representing Ra Shares for GPM Shares in connection with the Amalgamation.

“Direct Claim” has the meaning set forth in Section 15.4.

“Distribution” means: (a) the declaration or payment of any dividend in cash, securities or property on or in respect of any class of securities of the Person or its Subsidiaries; (b) the purchase, redemption or other retirement of any securities of the Person or its Subsidiaries, directly or indirectly; or (c) any other distribution on or in respect of any class of securities of the Person or its Subsidiaries.

“Dollars” and “$” means Canadian dollars, unless otherwise specified.

“Effective Date” means the date of the Amalgamation as set forth in the Certificate of Amalgamation.

“Effective Time” means the time at which the Ontario Director has endorsed on the Articles of Amalgamation the Certificate of Amalgamation.

“Environmental Laws” means all applicable Laws relating to the protection of human health and safety, the environment or natural environment (as defined in all such Laws including air, surface water, ground water, land surface, soil, and subsurface strata), or hazardous or toxic substances or wastes, pollutants or contaminants.

“Exchange Ratio” means 3.5 GPM Shares for each Ra Share or 3.5 convertible securities of GPM for each convertible security of Ra, as the case may be.

“GPM Assets” means all assets owned by GPM, including but not limited to cash.

“GPM Financial Statements” has the meaning set forth in Section 8.6(a).

“GPM Options” means options to acquire GPM Shares.

“GPM Plan” means the stock option plan of GPM.

“GPM Shares” means the shares of common stock in the capital of GPM.

“GPM Shareholders” means, collectively, the registered and beneficial holders of all the GPM Shares.

“GPM Stock Option Agreements” means the stock option agreements pursuant to which GPM Shares may be issued under the terms of the GPM Plan.

“Income Tax Act” means the Income Tax Act (Canada), as amended from time to time.

“Indebtedness” means all obligations, contingent (to the extent required to be reflected in financial statements prepared in accordance with Canadian GAAP or US GAAP, as applicable) and otherwise, which in accordance with Canadian GAAP or US GAAP, as applicable, should be classified on the obligor’s balance sheet as liabilities, including without limitation, in any event and whether or not so classified: (a) all debt and similar monetary obligations, whether direct or indirect; (b) all liabilities secured by any mortgage, pledge, security interest, lien, charge or other encumbrance existing on property owned or acquired subject thereto, whether or not the liability secured thereby shall have been assumed; (c) all agreements of guarantee, support, indemnification, assumption or endorsement and other contingent obligations whether direct or indirect in respect of Indebtedness or performance of others, including any obligation to supply funds to or in any manner to invest in, directly or indirectly, the debtor, to purchase Indebtedness, or to assure the owner of Indebtedness against loss, through an agreement to purchase goods, supplies or services for the purpose of enabling the debtor to make payment of the Indebtedness held by such owner or otherwise; (d) obligations to reimburse issuers of any letters of credit; and (e) capital leases.

“Indemnified Party” has the meaning set forth in Section 15.4.

“Insider” has the meaning given to such term in the Securities Act (Ontario).

“Laws” mean all federal, provincial, state, municipal or local laws, rules, regulations, statutes, by-laws, ordinances, policies or orders of any federal, provincial, state, regional or local government or any subdivision thereof or any arbitrator, court, administrative or regulatory agency, commission, department, board or bureau or body or other government or authority or instrumentality or any entity or Person exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Lien” means: (a) any encumbrance, mortgage, pledge, hypothec, prior claim, lien, charge or other security interest of any kind upon any property or assets of any character, or upon the income or profits therefrom; (b) any acquisition of or agreement to have an option to acquire any property or assets upon conditional sale or other title retention agreement, device or arrangement (including a capitalized lease); or (c) any sale, assignment, pledge or other transfer for security of any accounts, general intangibles or chattel paper, with or without recourse.

“Losses”, in respect of any matter, means all claims, demands, proceedings, losses, damages, liabilities, deficiencies, costs and expenses (including, without limitation, all legal and other professional fees and disbursements, interest, penalties and amounts paid in settlement) arising directly or indirectly as a consequence of such matter.

“Material Adverse Effect” in respect of a Person means any change, effect, event, occurrence, condition or development that has or could reasonably be expected to have, individually or in the aggregate, a material and adverse impact on the business, operations, results of operations, assets, capitalization or financial condition of such Person, other than any change, effect, event, occurrence or state of facts relating to the global economy or securities markets in general.

“Mineral Properties” means, collectively, the  Churchill Township Property and the Optioned Claims.

“Ontario Director” means the person appointed as the Director under Section 278 of the OBCA.

“Optioned Claims” means the Macmurchy Township Claims, Asquith Township Claims, Browning Township Claim and the Nursey Township Claims, collectively consisting of seven unpatented mining claims comprised of an aggregate 27 mining units for which Ra has the right to earn a 100% interest pursuant to the Churchill Option Agreement.  The Macmurchy Township Claims, Asquith Township Claims and the Browning Township Claims are located in the Larder Lake Mining Division, Ontario and the Nursey Township Claims are located in the Porcupine Mining Division, Ontario.

“Permitted Liens” means:

(a)
undetermined or inchoate Liens and charges incidental to construction, maintenance or operations or otherwise relating to the ordinary course of business which have not at the time been filed pursuant to law;

(b)
Liens for taxes and assessments for the then current year, Liens for taxes and assessments not at the time overdue, Liens securing worker’s compensation assessments and Liens for specified taxes and assessments which are overdue (and which have been disclosed to the other parties to this Agreement) but the validity of which is being contested at the time in good faith, if the Person shall have made on its books provision reasonably deemed by it to be adequate therefor;

(c)
cash or governmental obligations deposited in the ordinary course of business in connection with contracts, bids, tenders or to secure worker’s compensation, unemployment insurance, surety or appeal bonds, costs of litigation, when required by law, public and statutory obligations, Liens or claims incidental to current construction, and mechanics’, warehousemen’s, carriers’ and other similar Liens;

(d)
all rights reserved to or vested in any governmental body by the terms of any lease, licence, franchise, grant or permit held by it or by any statutory provision to terminate any such lease, licence, franchise, grant or permit or to require annual or periodic payments as a condition of the continuance thereof or to distrain against or to obtain a Lien on any of its property or assets in the event of failure to make such annual or other periodic payments; and

(e)	Purchase Money Obligations.

“Person” means an individual, partnership, corporation, association, trust, joint venture, unincorporated organization and any government, governmental department or agency or political subdivision thereof.

“Purchase Money Obligations” means Indebtedness of a debtor, reflected in the debtor’s financial statements, and incurred or assumed to finance the purchase or acquisition, in whole or in part, of any tangible real or personal property or incurred to finance the cost, in whole or in part, of the construction or installation of any tangible personal property, provided, however, that such Indebtedness is incurred or assumed at the time of or within 30 days after the purchase of such property or the completion of such construction or installation, as the case may be, and include any extension, renewal or refinancing of any such Indebtedness so long as the principal amount thereof outstanding at the date of such extension, renewal or refinancing is not increased.

“Ra Assets” means all assets owned by Ra, including but not limited to the Churchill Township Property and the Optioned Claims.

“Ra Dissenting Shareholder” means a registered holder of Ra Shares who has validly exercised the rights of dissent in respect of the Amalgamation provided to him, her or it under the OBCA and who is ultimately entitled to be paid fair value for his, her or its Ra Shares.

“Ra Financial Statements” has the meaning set forth in Section 7.5.

“Ra Options” means the 200,000 outstanding stock options of Ra to purchase that same number of Ra Shares, each such option exercisable at a price of $0.10 per Ra Share until March 1, 2012.

“Ra Meeting” means the special meeting of Ra Shareholders scheduled to be held prior to November 30, 2010 (or such other date as agreed between Ra and GPM) to, among other things, consider and approve the Amalgamation.

“Ra Shareholders” means, collectively, the registered and beneficial holders of all the Ra Shares.

“Ra Shares” means, collectively, all of the issued and outstanding common shares of Ra.

“subsidiary” shall have the same meaning as the term “subsidiary companies” in the Securities Act (Ontario).

“Tax” or “Taxes” means all taxes, charges, fees, levies, imposts and other assessments, including all income, sales, use, goods and services, value added, capital, capital gains, alternative net worth, transfer, profits, withholding, payroll, employer health, employer safety, workers compensation, excise, immovable property and moveable property taxes, and any other taxes, customs duties, fees, assessments or similar charges in the nature of a tax including Canada Pension Plan, Social Security and provincial plan contributions and workers compensation premiums, together with any interest, fines and penalties imposed by any governmental authority (including federal, provincial, municipal and foreign governmental authorities), and whether disputed or not.

“Tax Returns” has the meaning set forth in Section 7.11.

“Technical Report” means the technical report, as amended, dated May 25, 2009 entitled “Technical Report on Churchill Township Property – Churchill Township – Shining Tree Area – Larder Lake Mining Division, Ontario for Ra Resources Ltd.” authored by Fred J. Shipley, P. Geo (ON).

“Third Party Claim” has the meaning set forth in Section 15.4.

“US GAAP” means accounting principles which are: (a) consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors, in effect from time to time; and (b) applied, unless otherwise required by US GAAP, on a basis consistent with prior periods.

1.2           Hereof, Herein, etc.

The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.  Unless otherwise specified herein, the term “or” has the inclusive meaning represented by the term “and/or” and the term “including” is not limiting.  All references as to “Sections”, “Subsections”, “Articles”, “Schedules” and “Exhibits” shall be to Sections, Subsections, Articles, Schedules and Exhibits, respectively, of this Agreement unless otherwise specifically provided.

1.3           Computation of Time Periods

In the computation of periods of time from a specified date to a later specified date, unless otherwise specified herein, the words “commencing on” mean “commencing on and including”, the word “from” means “from and including” and the words “to” and “until” each means “to and including”.

1.4           Knowledge

Whenever used in this Agreement, a statement qualified by the phrase “to the knowledge of” or similar statement is intended to be a statement of the knowledge of the Person or senior officers of the Person regarding the facts or circumstances to which the phrase relates, after having made due inquiries and investigations with respect to such facts or circumstances.

1.5           Schedules

The following Schedules are attached hereto and form part of this Agreement:

Schedule A	-	Articles of Amalgamation
Schedule B	-	Amalco By-laws

ARTICLE 2
AMALGAMATION

2.1           Amalgamation

At the Effective Time of the Amalgamation, each of the following transactions shall occur and shall be deemed to occur in the following sequence without any further act or formality.

(a)	Ra and Newco shall amalgamate pursuant to the OBCA and continue as one corporation on the terms and conditions prescribed in this Agreement, including the following:

(i)	Ra and Newco shall cease to exist as entities separate from Amalco;

(ii)	the name of Amalco shall be “Ra Minerals Inc.” or such other name agreed by Ra and GPM and approved by the Ra Shareholders;

(iii)	the property, rights, privileges and franchises of each of Ra and Newco shall continue to be the property, rights, privileges and franchises of Amalco;

(iv)	Amalco shall be subject to all liabilities, including civil, criminal and quasi-criminal, and all contracts, disabilities and debts of each of the Ra and Newco;

(v)	any existing cause of action, claim or liability to prosecution of either of Ra or Newco shall be unaffected by the Amalgamation;

(vi)
Amalco shall be deemed to be the party plaintiff or the party defendant, as the case may be, in any civil action commenced by or against either of Ra or Newco before the Amalgamation has become effective;

(vii)	any conviction against, or ruling, order or judgement in favour or against either of Ra or Newco may be enforced by or against Amalco;

(viii)	the Articles of Amalgamation shall be deemed to be the articles of incorporation of Amalco and the Certificate of Amalgamation shall be deemed to be the certificate of incorporation of Amalco;

(ix)	Amalco shall have as its articles of amalgamation, the Ra Articles of Amalgamation attached hereto as Schedule “A”;

(x)	Amalco shall have as its by-laws, the by-laws attached hereto as Schedule “B”;

(xi)	the registered office and records office of Amalco shall be located at 333 Bay Street, Suite 2900, Toronto, Ontario M5H 2T4, as set out in the Ra Articles of Amalgamation; and

(xii)	the first directors of Amalco shall be the Persons set out in the Ra Articles of Amalgamation, being the Persons set out in Section 4.7 and having the respective addresses set out in that section.

(b)	Upon effect of the Amalgamation:

(i)
the issued and outstanding common shares of each of Ra and Newco, other than Ra Shares held by a Ra Dissenting Shareholder, shall entitle the holders thereof to receive GPM Shares or be converted into issued and outstanding GPM Shares as follows:

(A)	each Ra Share held by a Ra Shareholder shall entitle such shareholder to receive Resulting Issuer Shares based on the Exchange Ratio, subject to Article 5, if applicable, pursuant to which:

1.	such holder shall cease to be a holder of Ra Shares and the name of such holder shall be deemed to be removed from the securities register of holders of Ra Shares;

2.
GPM shall issue from treasury and cause to be delivered to such holder the GPM Shares to which such holder is entitled as aforesaid and the name of such holder shall be added to the securities register of holders of GPM Shares showing such holder as the registered holder of the GPM Shares so issued; and

3.	each Ra Share shall be deemed to be cancelled without any repayment of capital in respect thereof;

(B)	all Newco Shares shall be deemed to be converted on a share for share basis into Amalco Shares on the basis of one Amalco Share for each one Newco Share; and

(ii)
each Ra Option outstanding immediately prior to the Effective Time of the Amalgamation shall entitle the holder to acquire the number of GPM Shares determined by multiplying (i) the number of Ra Shares subject to each Ra Option by (ii) the Exchange Ratio.  The exercise price per GPM Share subject to any such option shall be an amount equal to the quotient of (i) the exercise price per Ra Share subject to such Ra Option divided by (ii) the Exchange Ratio.  All other terms of the Ra Options, including the expiry date thereof, shall be unchanged.  The obligations of Ra under the Ra Options shall be assumed by GPM.

(c)	All Ra Shares, if any, held by Newco shall be cancelled without any repayment of capital in respect thereof.

(d)	All Newco Shares, if any, held by Ra shall be cancelled without repayment of capital in respect thereof.

(e)	Amalco shall be a wholly-owned subsidiary of GPM and shall have no issued or outstanding options, warrants or other rights or privileges to acquire securities of Amalco.

2.2           Post-Effective Time Procedures

(a)
On or promptly after the Effective Date of the Amalgamation, GPM shall issue from treasury GPM Shares to Ra Shareholders and shall deliver or arrange to be delivered to the Depositary on or promptly after the Effective Date of the Amalgamation certificates representing such shares required to be issued to Ra Shareholders in accordance with the provisions of Sections 2.1.  Such certificates shall be held by the Depositary as agent and nominee for the Ra Shareholders for distribution to the Ra Shareholders subject to the provisions of Article 5.

(b)
Subject to the provisions of Article 5, Ra Shareholders shall be entitled to receive delivery of the certificates representing the GPM Shares to which they are entitled pursuant to Section 2.1.  Certificates representing former Ra Shares, other than those to which Article 3 applies, shall represent only the right to receive the GPM Shares to which the former Ra Shareholder, respectively, is entitled to receive pursuant to the Amalgamation.

(c)
GPM shall, as soon as practicable following the Effective Date of the Amalgamation, forward, or cause to be forwarded, by first class mail (postage prepaid) to the former holders of Ra Shares, at the address specified in the Ra securities register of holders, certificates representing the number of GPM Shares issued to the former holders of Ra Shares pursuant to the Amalgamation.

(d)
After the Effective Time of the Amalgamation, the certificates representing the former Ra Shares to which Article 3 herein applies shall represent only the right to receive payment, which the Ra Dissenting Shareholders are entitled to receive pursuant to Article 3.

2.3           Maximum Number of GPM Shares

The parties acknowledge and agree that the maximum number of GPM Shares issuable in exchange for the Ra Shares pursuant to Section 2.1 shall be 45,722,880 GPM Shares.

2.4           Fractional Shares

No fractional shares will be issued on the Amalgamation and any entitlement to a fractional share will be rounded down to the next whole share without payment of additional consideration therefor.

2.5           Effecting the Amalgamation

Subject to the rights of termination contained in Article 12, upon shareholder approval of the Amalgamation being obtained at the Ra Meeting and the other conditions contained in this Agreement being satisfied or waived, Ra and Newco shall immediately file with the Ontario Director the Articles of Amalgamation and such other documents as may be required in order to effect the Amalgamation.

ARTICLE 3
DISSENT PROCEDURES

3.1           Dissent Procedures Applicable to Ra Shareholders

Ra Shareholders may exercise dissent rights with respect to Ra Shares in connection with the Amalgamation, provided that, notwithstanding such dissent rights, the written objection to the special resolution to approve the Amalgamation contemplated by Section 185 of the OBCA must be sent to Ra by holders who wish to dissent at or before the Ra Meeting or any date to which the Ra Meeting may be postponed or adjourned and provided further that Ra Shareholders who exercise such rights of dissent and who:

(a)
are ultimately entitled to be paid fair value for their Ra Shares, which fair value shall be the fair value of such shares determined as of the close of business on the day before the shareholders pass the resolution approving the Amalgamation, shall be paid an amount equal to such fair value by GPM; and

(b)
are ultimately not entitled, for any reason, to be paid fair value for their Ra Shares shall be deemed to have participated in the Amalgamation, as of the Effective Time, on the same basis as a non-dissenting Ra Shareholder and shall be entitled to receive only the consideration that such Ra Shareholder would have received pursuant to the Amalgamation if such Ra Shareholder had not exercised its dissent rights, but further provided that in no case shall GPM or any other Person be required to recognize Ra Shareholders who exercise dissent rights as holders of Ra Shares on sending a notice of demand for payment of fair value within 20 days of receiving a notice of adoption, sent by Ra within 10 days after shareholders pass the resolution approving the Amalgamation.

ARTICLE 4
AMALCO

4.1           Name of Amalco

The name of Amalco shall be “Ra Minerals Inc.” or such other name as approved by the directors of Amalco.

4.2           Business of Amalco

There shall be no restrictions on the business that Amalco may carry on.

4.3           Registered Office of Amalco

The registered and records office of Amalco shall be located as follows:

333 Bay Street, Suite 2900, Toronto, Ontario M5H 2T4

4.4           Authorized Capital of Amalco

The authorized capital of Amalco shall consist of an unlimited number of common shares without par value.

4.5           Articles of Amalco

The Articles of Amalgamation shall be substantially as set out in Schedule “A” hereto and will be kept at the records office of Amalco.

4.6           By-laws of Amalco

The By-laws of Amalco shall be substantially as set out in Schedule “B” hereto and will be kept at the records office of Amalco.

4.7           Directors and Officers of Amalco

(a)	The number of directors of Amalco shall be set, from time to time, within a range of at least one (1) and not more than ten (10) directors in accordance with the OBCA.

(b)	The first directors of Amalco shall be the following:

Full Name	Address	Canadian Resident
Thomas Klein	19 Terrace Martin Ile-Bizard, QC H9E 1K5	Yes

(c)	The initial officers of Amalco shall be the following:

Full Name	Address	Position with Amalco
Thomas Klein	19 Terrace Martin Ile-Bizard, QC H9E 1K5	President and Secretary

4.8           Management of Amalco

Upon the Effective Date, Amalco shall be managed and operated in accordance with the OBCA.

4.9           Assets and Liabilities of Amalco

Each of Ra and Newco shall contribute to Amalco all of its assets, subject to its liabilities, as they exist immediately before the Amalgamation.  Amalco shall possess all the property, rights, privileges and franchises as they exist immediately before the Amalgamation, and shall be subject to all the liabilities, contracts, disabilities and debts of each of Ra and Newco, as they exist immediately before the Amalgamation.  All rights of creditors against the property, assets, rights, privileges and franchises of Ra and Newco and all liens upon their property, rights and assets shall be unimpaired by the Amalgamation and all debts, contracts, liabilities and duties of Ra and Newco shall thenceforth attach to  and may be enforced against Amalco.  No action or proceeding by or against either of Ra or Newco shall abate or be affected by the Amalgamation but, for all purposes of such action or proceeding, the name of Amalco shall be substituted in such action or proceeding in the place of the name of the Ra or Newco, as applicable.

4.10           Fiscal Year of Amalco

The fiscal year end of Amalco shall be December 31.

ARTICLE 5
WITHHOLDING RIGHTS

5.1           Withholding Rights

GPM and the Depositary shall be entitled to deduct and withhold from all dividends or other distributions otherwise payable to any Ra Shareholder such amounts as GPM or the Depositary is required or permitted to deduct and withhold with respect to such payment under the Tax Act or any provision of any applicable federal, provincial, state, local or foreign tax Law or treaty, in each case, as amended.  To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes hereof as having been paid to the Ra Shareholder in respect of which such deduction and withholding was made, provided that such withheld amounts are actually remitted to the appropriate taxing authority.

ARTICLE 6
APPROVALS

6.1           Shareholder Approval

Upon the shareholders of each of Ra and Newco approving this Agreement and the Amalgamation by special resolution in accordance with the OBCA, Ra and Newco shall jointly file the Articles of Amalgamation with the Ontario Director.

ARTICLE 7
REPRESENTATIONS AND WARRANTIES OF RA

In order to induce GPM and Newco to enter into this Agreement and to consummate the transactions contemplated by this Agreement, Ra hereby represents and warrants as follows to and in favour of each of GPM and Newco and acknowledges that each of GPM and Newco are relying upon such representations and warranties in connection with the Acquisition:

7.1           Organization and Existence

Ra is a corporation duly incorporated, organized and validly existing under the laws of the province of Ontario and has the corporate power to own its properties and to carry on its business as now conducted and has made all necessary filings under all applicable corporate, securities and taxation laws or any other laws to which it is subject, except where the failure to make such filing would not have a Material Adverse Effect on Ra.  Ra does not have any Subsidiaries. No proceedings have been instituted or are pending for the dissolution or liquidation of Ra.

7.2           Authorization

The execution, delivery and performance by Ra of this Agreement and the Amalgamation: (i) are within its corporate power and authority; (ii) subject to approval by Ra Shareholders at the Ra Meeting, have been, or will be duly authorized by all necessary corporate proceedings; and (iii) do not and will not conflict with or result in any breach of any provision of, or the creation of any Lien upon any of the property of Ra or result in any Material Adverse Effect on Ra or any of its property pursuant to the Articles of Ra, any Laws, order, judgment, injunction, license or permit applicable to Ra or any indenture, lease, agreement, contract, instrument or Lien, to which Ra is a party or by which the property of Ra may be bound or affected.

7.3           Authorized Capital

(a)
The authorized capital of Ra consists of an unlimited number of Ra Shares and an unlimited number of preferred shares, issuable in series, of which 5,925,000 Ra Shares are issued and outstanding as at the date hereof and there are no outstanding warrants, options or other rights to acquire Ra Shares other than the Ra Options.

(b)
The Ra Shares issued and outstanding as at the Closing Time have been, or will at the Closing Time be, duly authorized and validly issued and outstanding as fully paid and non-assessable shares.  None of the Ra Shares have been issued in violation of any Laws, Ra’s Articles, by-laws or any agreement to which Ra is a party or by which it is bound.

7.4           Information

All data and information provided by Ra at the request of GPM and its agents and representatives, to GPM and its agents and representatives in connection with the Acquisition was and is complete and true and correct in all material respects as of the date thereof.

7.5           Ra Financial Statements

(a)	Ra has filed on SEDAR a true and complete copy of its audited financial statements for the period ended December 31, 2009 (the “Ra Financial Statements”).

(b)
The Ra Financial Statements were prepared in accordance with Canadian GAAP; the balance sheet included in such Ra Financial Statements fairly presents the financial condition of Ra as at the close of business on the date thereof, and the statement of operations and deficit included in the Ra Financial Statements fairly presents the results of operations of Ra for the fiscal period then ended.

(c)	There were no liabilities, contingent, contractual or otherwise, of Ra as of December 31, 2009, other than those disclosed in the Ra Financial Statements and the notes thereto

7.6           Reporting Issuer Status

Ra is a reporting issuer under the securities legislation of the provinces of British Columbia, Alberta and Ontario and is not listed as a defaulting issuer under the legislation or any regulation of any such jurisdiction.  No order has been issued ceasing or suspending trading or prohibiting the issue of the Ra Shares and no proceedings for such are pending or, to the knowledge of Ra, threatened.

7.7           No Other Agreement to Purchase

Other than as contemplated herein, there are no agreements, options, warrants, rights of conversion or other rights binding upon or which at any time in the future may become binding upon Ra to issue any equity securities or any securities convertible or exchangeable, directly or indirectly, into any equity securities of Ra.  To Ra’s knowledge, there are no shareholders’ agreements, pooling agreements, voting trusts or other agreements or understandings with respect to the voting of the Ra Shares, or any of them.

7.8           Absence of Certain Changes

Since December 31, 2009, Ra has not (except as disclosed in this Agreement):

(a)	issued, sold, or agreed to issue, sell, pledge, hypothecate, lease, dispose of or encumber any Ra Shares or other corporate securities or any right, option or warrant with respect thereto;

(b)	amended or proposed to amend its Articles or by-laws;

(c)	split, combined or reclassified any of its securities or declared or made any Distribution;

(d)	suffered any material loss relating to litigation or, to the knowledge of Ra, been threatened with litigation;

(e)
entered into or amended any employment contracts with any director, officer or senior management employee, created or amended any employee benefit plan, made any increases in the base compensation, bonuses, paid vacation time allowed or fringe benefits for its directors or officers;

(f)	suffered damage, destruction or other casualty, loss, or forfeiture of, any property or assets, whether or not covered by insurance;

(g)	made any capital expenditures, additions or improvements or commitments for the same, except those which do not exceed $5,000 per month;

(h)
other than in the ordinary course of business: (i) entered into any contract, commitment or agreement under which it has outstanding Indebtedness for borrowed money or for the deferred purchase price of property; or (ii) made any loan or advance to any Person;

(i)
acquired or agreed to acquire (by tender offer, exchange offer, merger, amalgamation, acquisition of shares or assets or otherwise) any Person, corporation, partnership, joint venture or other business organization or division or acquired or agreed to acquire any material assets;

(j)
other than the agreement with Insight Geophysics Inc. disclosed to GPM, entered into any material contracts regarding its business operations, including joint ventures, partnerships or other arrangements;

(k)
created any stock option or bonus plan, paid any bonuses, deferred or otherwise, or deferred any compensation to any of its directors or officers other than such payments made in the ordinary course of business;

(l)	made any material change in accounting procedures or practices;

(m)	mortgaged, hypothecated or pledged any of the Ra Assets, or subjected them to any Lien other than a Permitted Lien;

(n)	entered into any other material transaction, or any amendment of any contract, lease, agreement or license which is material to its business;

(o)	sold, leased, subleased, assigned or transferred any of the Ra Assets;

(p)	cancelled, waived or compromised any debts or claims, including accounts payable to and receivable from its Affiliates;

(q)	failed to pay or satisfy when due any liability of Ra where the failure to do so would have a Material Adverse Effect on Ra; or

(r)	entered into any agreement or understanding to do any of the foregoing.

7.9           Indebtedness and Liens

Other than in the ordinary course of business or in connection with the transactions contemplated hereby, since December 31, 2009, Ra has not incurred any: (i) Indebtedness; or (ii) Liens upon any of the Ra Assets and Ra represents and covenants that its cash liabilities as at the date hereof is and as of the Closing Date will be not more than US$150,000.

7.10           Indebtedness to Directors, Officers and Others

Ra is not indebted to any director, officer, employee or consultant of Ra, except for amounts due as normal compensation or reimbursement of ordinary business expenses.

7.11         Taxes

All returns, declarations, reports, estimates, statements, schedules or other information or documents with respect to Taxes (collectively, “Tax Returns”) required to be filed by or with respect to Ra have been filed within the prescribed time, with the appropriate tax authorities and all such Tax Returns are true, correct, and complete in all material respects.  No Tax Return of Ra is being audited by the relevant taxing authority, and there are no outstanding waivers, objections, extensions, or comparable consents regarding the application of the statute of limitations or period of reassessment with respect to any Taxes or Tax Returns that have been given or made by Ra (including the time for filing of Tax Returns or paying Taxes) and Ra has no pending requests for any such waivers, extensions, or comparable consents.  Ra has not received a ruling from any taxing authority or signed an agreement with any taxing authority that could reasonably be expected to have a Material Adverse Effect on Ra.  Ra does not owe any Taxes to the federal government, a provincial government, a municipal government or any other governmental authority.

7.12         Property Rights

Ra, or its subsidiaries, holds either freehold title, development and production leases, exploration licences, participating interests or other conventional property or proprietary interests or rights, recognized in Ontario in respect of the ore bodies and minerals located on or under the Mineral Properties under valid, subsisting and enforceable title documents or other recognized and enforceable agreements or instruments, sufficient to permit Ra to explore the ore bodies and minerals relating thereto.  To the knowledge of Ra, there are no disputes, adverse claims, actions, suits or proceedings that have been commenced or, to the knowledge of Ra, that are pending or threatened, affecting or which could affect the title to or right to explore or develop any of the Mineral Properties that might involve the possibility of any judgment or liability affecting the Mineral Properties.

7.13         Joint Ventures

Ra has not entered into any joint ventures with any third party.

7.14         Restrictive Covenants

Ra is not a party to or bound or affected by any commitment, agreement or document containing any covenant expressly limiting its freedom to compete in any line of business, compete in any geographic region, transfer or move any of its assets or operations.

7.15         Material Contracts

All material contracts, agreements, benefit plans, leases and commitments of Ra are valid, binding and in full force and effect and Ra is not in breach or violation of, or default under, the terms of any such contract, agreement, plan, lease or commitment, except where such breach, violation or default would not have a Material Adverse Effect on Ra, and no event has occurred which constitutes or, with the lapse of time or the giving of notice, or both, would constitute, such a breach, violation or default by Ra.

7.16         Necessary Licenses and Permits

Ra has all necessary and required licenses, permits, consents, concessions and other authorizations of governmental, regulatory or administrative agencies or authorities, whether foreign, federal, provincial, or local, required to own and lease their respective properties and assets and to conduct their business as now conducted, except where the failure to hold the foregoing would not have a Material Adverse Effect on Ra.  Ra is not in default and has not received any notice of any claim or default with respect to any such license, permit, consent, concession or authorization.  No registrations, filings, applications, notices, transfers, consents, approvals, audits, qualifications, waivers or other action of any kind is required by virtue of the execution and delivery of this Agreement, or of the consummation of the transactions contemplated hereby: (a) to avoid the loss of any license, permit, consent, concession or other authorization or any asset, property or right pursuant to the terms thereof, or the violation or breach of any law applicable thereto, or (b) to enable Ra to hold and enjoy the same immediately after the Closing Date in the conduct of its business as conducted prior to the Closing Date.

7.17         Compliance with Law

Ra is not in default under, or in violation of, and has not violated (and failed to cure) any law including, without limitation, laws relating to the issuance or sale of securities, privacy and intellectual property, or any licenses, franchises, permits, authorizations or concessions granted by, or any judgment, decree, writ, injunction or order of, any governmental or regulatory authority, applicable to its business or any of its properties or assets, except where such default or violation would not have a Material Adverse Effect on Ra.  Ra has not received any notification alleging any violations of any of the foregoing with respect to which adequate corrective action has not been taken.

7.18         Employees

Ra does not have any employees or independent contractors and there are no agreements, written or oral, between Ra and any other party relating to payment, remuneration or compensation for work performed or services provided or payment relating to a Change of Control or other event in respect of Ra.

7.19         Employee Benefit Plans

Ra does not have any employee benefit plans (or any plan which may be in any way regarded as an employee benefit plan) of any nature whatsoever nor has it ever had any such plans.

7.20         Litigation

There is no suit, claim, action, proceeding or, to the knowledge of Ra, investigation pending or threatened against or affecting Ra, or any of its assets or properties, or any of its assets or properties, or any officer or director thereof in his capacity as an officer or director thereof.

7.21         No Material Adverse Change

Since December 31, 2009, no change has occurred in the business, operations, results of operations, assets, capitalization or condition (financial or otherwise) of Ra, whether or not in the ordinary course of business, whether separately or in the aggregate with other occurrences or developments, and whether insured against or not, which could reasonably be expected to have a Material Adverse Effect on Ra.

7.22         Insurance

Ra does not have (nor has it ever had) any insurance of any nature whatsoever relating to it or its directors or officers.

7.23         Corporate Documents, Books and Records

Complete and correct copies of the Articles, and of all amendments thereto, of Ra have been delivered to GPM.  The minute book of Ra contains complete and accurate records in all material respects of all meetings and consents in lieu of meetings of the board of directors (and its committees) and shareholders of Ra since incorporation.  Except as reflected in such minute books, there are no minutes of meetings or consents in lieu of meetings of the board of directors (or its committees) or of the shareholders of Ra.

7.24         No Limitations

There is no non-competition, exclusivity or other similar agreement, commitment or understanding in place, whether written or oral, to which Ra is a party or is otherwise bound that would now or hereafter, in any way limit the business, use of assets or operations of Ra.

7.25         Regulatory Compliance

Ra is in compliance with all regulatory orders, directives and decisions that have application to Ra except where such non-compliance would not have a Material Adverse Effect on Ra and Ra has not received notice from any governmental or regulatory authority that Ra is not in compliance with any such regulatory orders, directives or decisions.

7.26         Environmental Compliance

The property, assets and operations of Ra and its subsidiaries comply in all material respects with all applicable Environmental Laws (which term means and includes, without limitation, any and all applicable federal, provincial, municipal or local laws, statutes, regulations, treaties, orders, judgments, decrees, ordinances, official directives and all authorizations relating to the environment, occupational health and safety, or any Environmental Activity (which term means and includes, without limitation, any past or present activity, event or circumstance in respect of a Contaminant (which term means and includes, without limitation, any pollutants, dangerous substances, liquid wastes, hazardous wastes, hazardous materials, hazardous substances or contaminants or any other matter including any of the foregoing, as defined or described as such pursuant to any Environmental Law), including, without limitation, the storage, use, holding, collection, purchase, accumulation, assessment, generation, manufacture, construction, processing, treatment, stabilization, disposition, handling or transportation thereof, or the release, escape, leaching, dispersal or migration thereof into the natural environment, including the movement through or in the air, soil, surface water or groundwater.

7.27         Non-Arm’s Length Transactions

(a)
Except as disclosed in the Ra Financial Statements, Ra has not made any payment or loan to, or has borrowed any monies from or is otherwise indebted to, any officer, director, employee, shareholder or any other Person with whom Ra is not dealing at arm’s length (within the meaning of the Tax Act) or any Affiliate of any of the foregoing; and

(b)
Except as disclosed in this Agreement, Ra is not a party to any contract or agreement with any officer, director, employee, shareholder or any other Person with whom Ra is not dealing at arm’s length (within the meaning of the Tax Act) or any Affiliate of any of the foregoing.

7.28         Enforceability

The execution and delivery by Ra of this Agreement and any other agreement contemplated by this Agreement will result in legally binding obligations of Ra enforceable against Ra in accordance with the respective terms and provisions hereof and thereof subject, however, to limitations with respect to enforcement imposed by law in connection with bankruptcy or similar proceedings and to the extent that equitable remedies such as specific performance and injunction are in the discretion of the court from which they are sought.

7.29         Preparation of Technical Report

Ra made available to the author of the Churchill Technical Report prior to the issuance thereof, for the purpose of preparing the Churchill Technical Report, all information requested, and to the knowledge and belief of Ra, no such information contained any material misrepresentation as at the relevant time the relevant information was made available.

7.30        Content of Technical Reports

To the best of Ra’s knowledge, the Churchill Technical Report accurately and completely sets forth all material facts relating to the properties that are subject thereto as at the date of such report; since the date of preparation of the Churchill Technical Report there has been no change, to the best of Ra’s knowledge, that would disaffirm or change any aspect of the Churchill Technical Report in any material respect.

7.31         NI 43-101

Ra is in compliance with National Instrument 43-101 in connection with the Mineral Properties and, other than the Churchill Township Property, Ra does not hold any interest in a mineral property that is material to Ra for the purposes of National Instrument 43-101.

ARTICLE 8
REPRESENTATIONS AND WARRANTIES OF GPM

In order to induce Ra to enter into this Agreement and to consummate the transactions contemplated by this Agreement, GPM hereby represents and warrants as follows to and in favour of Ra and acknowledge that Ra is relying upon such representations and warranties in connection with the Acquisition:

8.1           Organization and Existence

GPM is a corporation duly incorporated, organized and validly existing under the laws of the state of Nevada and has the corporate power to own its properties and to carry on its business as now conducted and has made all necessary filings under all applicable corporate, securities and taxation laws or any other laws to which GPM is subject, except where the failure to make such filing would not have a Material Adverse Effect on GPM.  GPM does not have any Subsidiaries.  No proceedings have been instituted or are pending for the dissolution or liquidation of GPM.  Other than with respect to the proposed change in GPM’s corporate name, no articles of amendment have been or will be filed or authorized by the shareholders of GPM and no amendments to the by-laws of GPM have been enacted since GPM’s incorporation and organization.

8.2           Authorization

(a)
The execution, delivery and performance by GPM of this Agreement: (i) are within its corporate power and authority; (ii) have been, or will be duly authorized by all necessary corporate proceedings; and (iii) do not and will not conflict with or result in any breach of any provision of, or the creation of any Lien upon any of the property of GPM pursuant to the Articles or by-laws of GPM, any Laws, order, judgment, injunction, license or permit applicable to GPM or any indenture, lease, agreement, contract, instrument or Lien, to which GPM is a party or by which the property of GPM may be bound or affected.

(b)	The GPM Shares, when delivered to the Ra Shareholders in accordance with the terms of this Agreement, will be validly issued and outstanding as fully paid and non-assessable GPM Shares.

8.3           Consents

The execution, delivery and performance by GPM of this Agreement does not and will not require the authorization, approval or consent of, or any filing with, any governmental authority or agency or any other Person, except those required by applicable securities laws.

8.4           Authorized Capital

(a)	The authorized capital of GPM consists of 400,000,000 GPM Shares, of which 241,828,762GPM Shares are issued and outstanding as at the date hereof.

(b)
The GPM Shares issued and outstanding as at the Closing Time have been, or will at the Closing Time be, duly authorized and validly issued and outstanding as fully paid and non-assessable shares.  None of the GPM Shares or GPM Options have been issued in violation of any Laws, GPM’s Articles or by-laws or any agreement to which GPM is a party or by which it is bound.

8.5           No Material Adverse Change

Since December 31, 2009, no change has occurred in the business, operations, results of operations, assets, capitalization or condition (financial or otherwise) of GPM, whether or not in the ordinary course of business, whether separately or in the aggregate with other occurrences or developments, and whether insured against or not, which could reasonably be expected to have a Material Adverse Effect on GPM.

8.6           Reports and GPM Financial Statements

(a)	GPM has filed on EDGAR a true and complete copy of its audited financial statements for the period ended December 31, 2009 (the “GPM Financial Statements”).

(b)
The GPM Financial Statements were prepared in accordance with US GAAP; the balance sheet included in such GPM Financial Statements fairly presents the financial condition of GPM as at the close of business on the date thereof, and the statement of operations and deficit included in the GPM Financial Statements fairly presents the results of operations of GPM for the fiscal period then ended.

(c)	There were no liabilities, contingent, contractual or otherwise, of GPM as of December 31, 2009, other than those disclosed in the GPM Financial Statements and the notes thereto.

8.7           Absence of Certain Changes

Since December 31, 2009, GPM has not (except as disclosed in this Agreement or on EDGAR):

(a)	issued, sold, or agreed to issue, sell, pledge, hypothecate, lease, dispose of or encumber any GPM Shares or other corporate securities or any right, option or warrant with respect thereto;

(b)	amended or proposed to amend its Articles or by-laws;

(c)	split, combined or reclassified any of its securities or declared or made any Distribution;

(d)	suffered any material loss relating to litigation or, to the knowledge of GPM, been threatened with litigation;

(e)
entered into or amended any employment contracts with any director, officer or senior management employee, created or amended any employee benefit plan, made any increases in the base compensation, bonuses, paid vacation time allowed or fringe benefits for its directors or officers other than the adoption of the GPM Plan and the Amendment to the GPM Stock Option Agreements;

(f)	suffered damage, destruction or other casualty, loss, or forfeiture of, any property or assets, whether or not covered by insurance;

(g)	made any capital expenditures, additions or improvements or commitments for the same, except legal fees or those which do not exceed $50,000 per month;

(h)
other than in the ordinary course of business: (i) entered into any contract, commitment or agreement under which it has outstanding Indebtedness for borrowed money or for the deferred purchase price of property; or (ii) made any loan or advance to any Person;

(i)
acquired or agreed to acquire (by tender offer, exchange offer, merger, amalgamation, acquisition of shares or assets or otherwise) any Person, corporation, partnership, joint venture or other business organization or division or acquired or agreed to acquire any material assets;

(j)	entered into any material contracts regarding its business operations, including joint ventures, partnerships or other arrangements;

(k)
created any stock option or bonus plan, paid any bonuses, deferred or otherwise, or deferred any compensation to any of its directors or officers other than such payments made in the ordinary course of business;

(l)	made any material change in accounting procedures or practices;

(m)	mortgaged, hypothecated or pledged any of the GPM Assets, or subjected them to any Lien;

(n)	entered into any other material transaction, or any amendment of any contract, lease, agreement or license which is material to its business;

(o)	sold, leased, subleased, assigned or transferred any of the GPM Assets;

(p)	cancelled, waived or compromised any debts or claims, including accounts payable to and receivable from its Affiliates;

(q)	failed to pay or satisfy when due any liability of GPM where such failure would have a Material Adverse Effect on GPM; or

(r)	entered into any agreement or understanding to do any of the foregoing.

8.8           Corporate Documents, Books and Records

Complete and correct copies of the Articles and by-laws and of all amendments thereto, of GPM have been previously delivered to Ra.  The minute book of GPM contains complete and accurate records in all material respects of all meetings and consents in lieu of meetings of the board of directors (and its committees) and shareholders of GPM since incorporation.  Except as reflected in such minute books, there are no minutes of meetings or consents in lieu of meetings of the board of directors (or its committees) or of the shareholders of GPM.

8.9           Information

All data and information provided by GPM at the request of Ra and its agents and representatives, to Ra and its agents and representatives in connection with the Acquisition was and is complete and true and correct in all material respects.

8.10         No Other Agreement to Purchase

Other than as set out herein and other than the GPM Options, there are no agreements, options, warrants, rights of conversion or other rights binding upon or which at any time in the future may become binding upon GPM to issue any shares or any securities convertible or exchangeable, directly or indirectly, into any GPM Shares.  There are no shareholders’ agreements, pooling agreements, voting trusts or other agreements or understandings with respect to the voting of GPM Shares, or any of them.

8.11         Shareholder Loans

There are no loans or other liabilities of GPM to any shareholder or to any previous shareholder of GPM.

8.12         Indebtedness and Liens

Other than in the ordinary course of business or in connection with the transactions contemplated hereby, since December 31, 2009, GPM has not incurred any: (i) Indebtedness; or (ii) Liens upon any of the GPM Assets.

8.13         Indebtedness to Officers, Directors and Others

GPM is not indebted to any director, officer, employee or consultant of GPM, except for amounts due as normal compensation or reimbursement of ordinary business expenses.

8.14         Taxes

All Tax Returns required to be filed by or with respect to GPM have been filed within the prescribed time, with the appropriate tax authorities and all such Tax Returns are true, correct, and complete in all material respects.  No Tax Return of GPM is being audited by the relevant taxing authority, and there are no outstanding waivers, objections, extensions, or comparable consents regarding the application of the statute of limitations or period of reassessment with respect to any Taxes or Tax Returns that have been given or made by GPM (including the time for filing of Tax Returns or paying Taxes) and GPM has no pending requests for any such waivers, extensions, or comparable consents.  GPM has not received a ruling from any taxing authority or signed an agreement with any taxing authority that could reasonably be expected to have a Material Adverse Effect on GPM.  GPM does not owe any Taxes to the federal government, a provincial government, a municipal government or any other governmental authority.

8.15         Title to Assets

GPM has good title to all GPM Assets, free of all Liens except for Permitted Liens.

8.16         Material Contracts

All material contracts, agreements, benefit plans, leases and commitments of GPM are valid, binding and in full force and effect and GPM is not in breach or violation of, or default under, the terms of any such contract, agreement, plan, lease or commitment, except where such breach, violation or default would not have a Material Adverse Effect on GPM, and no event has occurred which constitutes or, with the lapse of time or the giving of notice, or both, would constitute, such a breach, violation or default by GPM.

8.17         Title to Property

The GPM Assets are owned legally and beneficially by GPM with good and marketable title thereto, free and clear of all Liens whether contingent or absolute, except as disclosed in the GPM Financial Statements or as provided for herein.  GPM is the sole and unconditional owner of, and has good and marketable title to, the GPM Assets.

8.18         Necessary Licenses and Permits

GPM has all necessary and required licenses, permits, consents, concessions and other authorizations of governmental, regulatory or administrative agencies or authorities, whether foreign, federal, provincial, or local, required to own and lease its properties and assets and to conduct its business as now conducted, except where the failure to hold the foregoing would not have a Material Adverse Effect on GPM.  GPM is not in default, nor has it received any notice of any claim or default with respect to any such license, permit, consent, concession or authorization.  No registrations, filings, applications, notices, transfers, consents, approvals, audits, qualifications, waivers or other action of any kind is required by virtue of the execution and delivery of this Agreement, or of the consummation of the transactions contemplated hereby: (a) to avoid the loss of any license, permit, consent, concession or other authorization or any asset, property or right pursuant to the terms thereof, or the violation or breach of any law applicable thereto, or (b) to enable GPM to hold and enjoy the same immediately after the Closing Date in the conduct of its business as conducted prior to the Closing Date.

8.19         Compliance with Law

GPM is not in default under, or in violation of, and has not violated (and failed to cure) any law including, without limitation, laws relating to the issuance or sale of securities, privacy and intellectual property, or any licenses, franchises, permits, authorizations or concessions granted by, or any judgment, decree, writ, injunction or order of, any governmental or regulatory authority, applicable to its business or any of its properties or assets, except where such default or violation would not have a Material Adverse Effect on GPM.  GPM has not received any notification alleging any material violations of any of the foregoing with respect to which adequate corrective action has not been taken.

8.20         Employees

GPM does not have any employees or independent contractors (other than professional advisors engaged by GPM in connection with the Share Exchange) and there are no agreements, written or oral, between GPM and any other party relating to payment, remuneration or compensation for work performed or services provided (other than professional advisors engaged by GPM in connection with the Share Exchange).

8.21         Litigation

There is no suit, claim, action, proceeding or, to the knowledge of GPM, investigation pending or threatened against or affecting GPM, or any of its assets or properties, or any officer or director thereof in his capacity as an officer or director thereof.

8.22         Employee Benefit Plans

Except for the GPM Plan, GPM does not have any employee benefit plans (or any plan which may be in any way regarded as an employee benefit plan) of any nature whatsoever nor has it ever had any such plans.

8.23         No Limitations

There is no non-competition, exclusivity or other similar agreement, commitment or understanding in place, whether written or oral, to which GPM is a party or is otherwise bound that would now or hereafter, in any way limit the business, use of assets or operations of GPM.

8.24         Regulatory Compliance

GPM is in compliance with all regulatory orders, directives and decisions that have application to GPM except where such non-compliance would not have a Material Adverse Effect on GPM and GPM has not received notice from any governmental or regulatory authority that GPM is not in compliance with any such regulatory orders, directives or decisions.

8.25         Non-Arm’s Length Transactions

(a)
GPM has not made any payment or loan to, or has borrowed any monies from or is otherwise indebted to, any officer, director, employee, shareholder or any other Person with whom GPM is not dealing at arm’s length (within the meaning of the Tax Act) or any Affiliate of any of the foregoing; and

(b)
GPM is not a party to any contract or agreement with any officer, director, employee, shareholder or any other Person with whom GPM is not dealing at arm’s length (within the meaning of the Tax Act) or any Affiliate of any of the foregoing, except for the GPM Stock Option Agreements.

8.26         Enforceability

The execution and delivery by GPM of this Agreement and any other agreement contemplated by this Agreement will result in legally binding obligations of GPM enforceable against GPM in accordance with the respective terms and provisions hereof and thereof subject, however, to limitations with respect to enforcement imposed by law in connection with bankruptcy or similar proceedings and to the extent that equitable remedies such as specific performance and injunction are in the discretion of the court from which they are sought.

ARTICLE 9
REPRESENTATIONS AND WARRANTIES OF NEWCO

Newco represents and warrants to and in favour of Ra as follows:

(a)	Newco validly exists and is in good standing with respect to the filing of any and all reports with the relevant regulatory authorities in its jurisdiction of incorporation.

(b)	Newco is duly authorized to execute and deliver this Agreement and this Agreement is a valid and binding agreement, enforceable against Newco in accordance with its terms.

(c)	Newco ha no material assets or liabilities.

(d)
No Person has any agreement or option or any right or privilege capable of becoming an agreement or option to require Newco to issue any of its securities, or to acquire any of its outstanding securities other than as contemplated in this Agreement.

ARTICLE 10
COVENANTS

10.1         Filings

GPM and Ra shall prepare and file, or cause to be filed, any filings required under any applicable laws or regulatory bodies relating to the Acquisition Exchange.

10.2         Additional Agreements

Each of the parties hereto agrees to use its commercially reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement and to cooperate with each other in connection with the foregoing, including using commercially reasonable efforts to:

(a)	obtain all necessary waivers, consents and approvals from other parties to material agreements, leases and other contracts or agreements;

(b)	obtain all necessary consents, approvals, and authorizations as are required to be obtained under any federal, provincial or foreign law or regulations;

(c)	defend all lawsuits or other legal proceedings challenging this Agreement or the consummation of the transactions contemplated hereby;

(d)	cause to be lifted or rescinded any injunction or restraining order or other remedy adversely affecting the ability of the parties to consummate the transactions contemplated hereby;

(e)	effect all necessary registrations and other filings and submissions of information requested by governmental authorities;

(f)	comply with all provisions of this Agreement; and

(g)	provide such officers’ certificates as may be reasonably requested by the other parties hereto in respect of the representations, warranties and covenants of a party hereto.

10.3         Access to Information

(a)
Upon reasonable notice, Ra shall afford to GPM’s directors, officers, counsel, accountants and other authorized representatives and advisers complete access (or, where necessary, the provision of the information requested), during normal business hours and at such other time or times as the parties may reasonably request, from the date hereof and until the earlier of the Closing Date and the termination of this Agreement, to its properties, books, contracts and records as well as to management personnel of Ra as GPM may require or may reasonably request.

(b)
Upon reasonable notice, GPM shall afford to Ra’s directors, officers, counsel, accountants and other authorized representatives and advisers complete access (or, where necessary, the provision of the information requested), during normal business hours and at such other time or times as the parties may reasonably request, from the date hereof and until the earlier of the Closing Date and the termination of this Agreement, to its properties, books, contracts and records as well as to management personnel of GPM as Ra may require or may reasonably request.

10.4         Conduct of Business of Ra

Ra covenants and agrees that, during the period from the date of this Agreement until the earlier of the Closing Date and the date this Agreement is terminated in accordance with its terms, unless GPM shall otherwise consent in writing (such consents not to be unreasonably withheld or delayed), except as required by law or as otherwise expressly permitted or specifically contemplated by this Agreement:

(a)	Ra shall use all commercially reasonable efforts to maintain and preserve its business, the Ra Assets and business relationships;

(b)	Ra shall notify GPM of any Material Adverse Effect on its business; and

(c)	Ra shall not directly or indirectly:

(i)
take any action which may interfere with or be inconsistent with the successful completion of the transactions contemplated herein or take any action or fail to take any action which may result in a condition precedent to the transactions described herein not being satisfied;

(ii)	issue, sell, pledge, hypothecate, lease, dispose of or encumber any Ra Shares or other securities or any right, option or warrant with respect thereto (other than as approved by GPM);

(iii)	amend or propose to amend its Articles;

(iv)	split, combine or reclassify any of its securities or declare or make any Distribution or distribute any of its properties or assets to any Person;

(v)
other than in the ordinary course of business, enter into or amend any employment contracts with any director, officer or senior management employee, create or amend any employee benefit plan, make any increases in the base compensation, bonuses, paid vacation time allowed or fringe benefits for its directors, officers, employees or consultants;

(vi)
acquire or agree to acquire (by tender offer, exchange offer, merger, amalgamation, acquisition of shares or assets or otherwise) any Person, partnership, joint venture or other business organization or division or acquire or agree to acquire any material assets;

(vii)	create any option or bonus plan, pay any bonuses, deferred or otherwise, or defer any compensation to any of its directors, officers or employees;

(viii)	make any material change in accounting procedures or practices;

(ix)	mortgage, pledge or hypothecate any of the Ra Assets, or subject them to any Lien, except Permitted Liens;

(x)
except in the ordinary course of business, enter into any agreement or arrangement granting any rights to purchase or lease any of the Ra Assets or requiring the consent of any Person to the transfer, assignment or lease of any of the Ra Assets;

(xi)
except in the ordinary course of business, sell, lease, sublease, assign or transfer (by tender offer, exchange offer, merger, amalgamation, sale of shares or assets or otherwise) any of the Ra Assets, or cancel, waive or compromise any debts or claims, including accounts payable to and receivable from Affiliates;

(xii)	enter into any other material transaction or any amendment of any contract, lease, agreement, license or sublicense which is material to its business;

(xiii)	settle any outstanding claim, dispute, litigation matter, or tax dispute;

(xiv)
transfer any assets to the Ra Shareholders or any of their Subsidiaries or Affiliates or assume any Indebtedness from the Ra Shareholders or any of their Subsidiaries or Affiliates or enter into any other related party transactions; or

(xv)	enter into any agreement or understanding to do any of the foregoing.

10.5         Conduct of Business of GPM

GPM covenants and agrees that during the period from the date of this Agreement until the earlier of the Closing Date and the date this Agreement is terminated in accordance with its terms, unless Ra, otherwise consents in writing (such consent not to be unreasonably withheld or delayed):

(a)	the business of GPM shall be conducted in the ordinary course;

(b)	GPM shall notify Ra of any Material Adverse Effect on its business;

ARTICLE 11
CONDITIONS TO OBLIGATION TO CLOSE

11.1         GPM’s Closing Conditions

GPM’s obligation to issue GPM Shares in exchange for the Ra Shares on the Closing Date pursuant to Article 2 is subject to compliance by Ra with the agreements herein contained and to the satisfaction, on or prior to the Closing Date, of the following conditions:

(a)
Required Approvals.  The Amalgamation shall have been approved by the Ra Shareholders in accordance with the OBCA and Ra shall have obtained the approval of the board of directors of Ra and any other necessary approvals for this Agreement and the Amalgamation.

(b)
Constating Documents and Certificate of Corporate Existence.  GPM shall have received from Ra: (i) a copy, certified by one duly authorized officer of Ra to be true and complete as of the Closing Date, of the Articles of Ra; and (ii) a certificate or the equivalent, dated not more than three days prior to the Closing Date, of the government of Ontario as to Ra’s corporate good standing.

(c)
Proof of Corporate Action.  GPM shall have received from Ra a copy, certified by a duly authorized officer thereof to be true and complete as of the Closing Date, of the records of all corporate action taken to authorize the execution, delivery and performance of this Agreement.

(d)
Incumbency Certificates. GPM shall have received from Ra an incumbency certificate, dated the Closing Date, signed by a duly authorized officer thereof and giving the name and bearing a specimen signature of each individual who shall be authorized to sign, in the name and on behalf of Ra, this Agreement and any other ancillary documents.

(e)
Representations and Warranties.  The representations and warranties of Ra contained herein shall be true and correct in all material respects, on and as of the Closing Date with the same force and effect as if such representations and warranties were made at such time, and GPM shall have received on the Closing Date certificates to this effect, signed by one authorized officer of Ra.

(f)
Covenants.  All of the terms, covenants and conditions of this Agreement to be complied with or performed by Ra at or before the Closing Date shall have been complied with or performed and GPM shall have received on the Closing Date certificates to this effect signed by authorized officers of Ra.

(g)
Regulatory and Other Consents.  There shall have been obtained from all appropriate federal, provincial, municipal or other governmental or administrative bodies such licences, permits, consents, approvals, certificates, registrations and authorizations as are required to be obtained by each Ra Shareholder to permit the transfer of the Ra Shares in each case and the exchange of the Ra Shares for GPM Shares.

(h)
No Action or Proceeding.  No bona fide legal or regulatory action or proceeding shall be pending or threatened by any person to enjoin, restrict or prohibit the exchange by the Ra Shareholders of the Ra Shares for GPM Shares or the right of Ra or GPM from and after the Closing Time to conduct, expand and develop the business of Ra.

(i)	Due Diligence. GPM, and its agents or representatives, shall have conducted and completed to its satisfaction, acting reasonably, a legal and financial due diligence investigation of Ra.

(j)	Cash Liabilities. The aggregate amount of Ra’s cash liabilities shall not be more than US$150,000.

(k)
No Material Adverse Change.  No change shall have occurred in the business, affairs, financial condition or operations of Ra between the date hereof and the Closing Date which would have a Material Adverse Effect.

(l)
General.  All instruments and corporate proceedings in connection with the transactions contemplated by this agreement (including the Acquisition) shall be satisfactory in form and substance to GPM and its counsel, acting reasonably, and GPM shall have received copies of all documents, including, without limitation, all documentation required to be delivered to GPM at or before the Closing Time in accordance with this Agreement, records of corporate or other proceedings, opinions of counsel and consents which GPM may have reasonably requested in connection therewith.

The agreements, certificates, documents, other evidence of compliance and opinions described in this Section 11.1 shall be in form and substance satisfactory to GPM, acting reasonably, and shall, except as otherwise provided, be delivered to GPM at the Closing; provided, however, any one or more of the foregoing conditions may be waived in writing by GPM.

11.2         Ra’s Closing Conditions

The obligation of Ra to complete the Acquisition is subject to compliance by GPM with its agreements herein contained and to the satisfaction, on or before the Closing Date of the following conditions:

(a)
Constating Documents and Certificate of Corporate Existence.  Ra shall have received from GPM: (i) a copy, certified by a duly authorized officer of GPM, to be true and complete as of the Closing Date, of the Articles of GPM; (ii) a copy, certified by a duly authorized officer of GPM, to be true and complete as of the Closing Date, of the by-laws thereof; and (iii) a certificate dated not more than three days prior to the Closing Date, of the government of Nevada as to GPM’s corporate good standing.

(b)	Required Approvals. GPM shall have obtained the approval of the board of directors of GPM and any other necessary approvals for this Agreement and the Acquisition.

(c)	Due Diligence. Ra, and its agents or representatives, shall have conducted and completed to its satisfaction, acting reasonably, a legal and financial due diligence investigation of GPM.

(d)
Proof of Corporate Action.  Ra shall have received from GPM copies, certified by a duly authorized officer thereof to be true and complete as of the Closing Date, of the records of all corporate action taken to authorize the execution, delivery and performance of this Agreement.

(e)
Incumbency Certificate. Ra shall have received from GPM an incumbency certificate, dated the Closing Date, signed by a duly authorized officer thereof and giving the name and bearing a specimen signature of each individual who shall be authorized to sign, in the name and on behalf of GPM, this Agreement and any other ancillary documents.

(f)
Representations and Warranties.  The representations and warranties of GPM contained herein shall be true and correct in all material respects on and as of the Closing Date with the same force and effect, as if such representations and warranties were made at such time, and Ra shall have received on the Closing Date certificates to this effect signed by one authorized officer of GPM.

(g)
Covenants.  All of the terms, covenants and conditions of this Agreement to be complied with or performed by GPM at or before the Closing Date shall have been complied with or performed and Ra shall have received on the Closing Date certificates to this effect signed by an authorized officer of GPM.

(h)
No Action or Proceeding.  No bona fide legal or regulatory action or proceeding shall be pending or threatened by any person to enjoin, restrict or prohibit the exchange by the Ra Shareholders of the Ra Shares for GPM Shares.

(i)
General.  All instruments and corporate proceedings in connection with the transactions contemplated by this Agreement shall be satisfactory in form and substance to Ra and its counsel, acting reasonably, and Ra shall have received copies of all documents as provided for herein, including, without limitation, records of corporate or other proceedings and consents which Ra may have reasonably requested in connection therewith.

The agreements, certificates, documents and other evidence of compliance described in this Section 11.2 shall be in form and substance satisfactory to Ra, acting reasonably, and shall, except as otherwise provided, be delivered to Ra at the Closing; provided, however, any one or more of the foregoing conditions may be waived in writing by Ra.

ARTICLE 12
TERMINATION

12.1         Termination

This Agreement may be terminated by written notice given by the terminating party to the other party hereto, at any time prior to the Closing:

(a)	by mutual written consent;

(b)
by either Ra or GPM, if there has been a misrepresentation, breach or non-performance by the breaching party of any representation, warranty, covenant or obligation contained in this Agreement, which could reasonably be expected to have a Material Adverse Effect on the terminating party, provided the breaching party has been given notice of and thirty (30) days to cure any such misrepresentation, breach or non-performance;

(c)	by either Ra or GPM, if a condition for the terminating party’s benefit has not been satisfied or waived; or

(d)
by either Ra or GPM, if the Closing has not occurred on or before November 30, 2010 or such later date as may be agreed to by Ra and GPM (provided, that the right to terminate this Agreement under this Section 12.1(d) shall not be available to any party whose failure to fulfill any of its obligations under this Agreement has been the cause of or resulted in the failure to consummate the transactions contemplated hereby by such date).

12.2         Effect of Termination

In the event of the termination of this Agreement as provided in Section 12.1, this Agreement shall forthwith have no further force or effect and there shall be no obligation on the part of the parties hereunder except with respect to (i) Section 13.1 and Article 15, which will survive such termination, and (ii) a breach arising from the fraud or wilful misconduct of any party.

12.3         Waivers and Extensions

At any time prior to the Closing Time, each of the parties hereto may (a) extend the time for the performance of any of the obligations or other acts of another party hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto or (c) waive compliance with any of the agreements or conditions contained herein.  Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party to be bound thereby.

ARTICLE 13
TRANSACTION COSTS

13.1         Transaction Costs

In the event of the termination of this Agreement pursuant to Section 12.1 hereof, all costs of the Acquisition incurred by Ra or GPM, as the case may be, in connection with this Agreement, including legal fees, financial advisor fees and all disbursements by such parties and their advisors shall be born and paid by the party incurring the costs.

ARTICLE 14
NOTICES

14.1         Notices

Any demand, notice or communication to be made or given under or pursuant to this Agreement is to be in writing, except as otherwise expressly permitted or required under this Agreement, and may be made or given by personal delivery, by registered mail or by transmittal by facsimile machine addressed to the respective parties as follows:

If to GPM, then to the following address:

1675 E. Prater Way, Suite 102
Sparks, Nevada  89434

or at such other address as GPM shall have specified by notice actually received by the addressor;

with a copy (which shall not constitute notice) to:

Heenan Blaikie LLP
P.O. Box 2900, 333 Bay Street, Suite 2900
Toronto, Ontario  M5H 2T4
Attention:  Corey MacKinnon

If to Ra then to the following address:

30 Grand Trunk Crescent, Suite 511
Toronto, Ontario  M5J 3A4

or at such other address as Ra shall have specified by notice actually received by the addressor;

or to such other mailing or facsimile machine address as any party may from time notify the others of in accordance with this paragraph. Any demand, notice or communication made or given by personal delivery is conclusively deemed to have been given on the day of actual delivery thereof, or, if made or given by registered mail, on the fifth business day following the deposit thereof in the mail or, if made or given by facsimile transmission, on the first business day following the transmittal thereof and receipt of the appropriate answer back.  If the party making or giving such demand, notice or communication knows or ought reasonably to know, of difficulties with the postal system which might affect the delivery of mail, any such demand, notice or communication is not to be mailed but is to be made or given by personal delivery or by facsimile transmission.

ARTICLE 15
INDEMNIFICATION

15.1         Survival of Covenants, Agreements, Etc.

All covenants, agreements, indemnities, representations and warranties made herein to GPM or Ra or in any other document referred to herein or delivered to GPM or Ra pursuant hereto shall be deemed to have been relied on by GPM or Ra, as the case may be, notwithstanding any investigation made by GPM or Ra and shall survive the execution and delivery of this Agreement and the deliveries described in Section 2.1; provided that any claim for a breach of the representations and warranties made by GPM or Ra is made before (a) the expiration of the later of (i) two years from the Closing Date, and (ii) the latest date under the applicable Canadian securities laws, or if the applicable Canadian securities laws do not specify such date, the latest date under the Limitations Act (Ontario) that such party may be entitled to commence an action for breach of a representation or warranty under this Agreement, or (b) if applicable, the date this Agreement is terminated per Section 12.1(c), except for the representations and warranties contained in Sections 7.1, 7.2, 7.11, 7.28, 8.1, 8.2, 8.14 and 8.26 which shall survive indefinitely until the expiry of the applicable limitation period.

15.2           Indemnification by Ra

(a)
Ra agrees to indemnify and save harmless GPM and its shareholders, directors, officers, agents and representatives (the “GPM Indemnified Persons”) from all Losses suffered or incurred by the GPM Indemnified Persons as a result of or arising directly or indirectly out of or in connection with:

(i)
any breach by Ra of or any inaccuracy of any representation or warranty of Ra contained in Article 7 of this Agreement or in any agreement, certificate or other document delivered pursuant hereto (provided that Ra shall not be required to indemnify or save harmless the GPM Indemnified Persons in respect of any breach or inaccuracy of any representation or warranty unless GPM shall have provided notice to Ra in accordance with Section 15.4 within six months of the expiration of the applicable time period related to such representation and warranty set out in Section 15.1;

(ii)	any breach or non-performance by Ra of any covenant to be performed by them which is contained in this Agreement or in any agreement, certificate or other document delivered pursuant hereto.

15.3         Indemnification by GPM

GPM agrees to indemnify and save harmless Ra from all Losses suffered or incurred by Ra as a result of or arising directly or indirectly out of or in connection with:

(a)
any breach by GPM of or any inaccuracy of any representation or warranty contained in Article 8 of this Agreement or in any agreement, instrument, certificate or other document delivered pursuant hereto (provided that GPM shall not be required to indemnify or save harmless Ra in respect of any breach or inaccuracy of any representation or warranty unless Ra shall have provided notice to GPM in accordance with Section 15.4 within six months of the expiration of the applicable time period relating to such representation and warranty set out in Section 15.1; and

(b)	any breach or non-performance by GPM of any covenant to be performed by it which is contained in this Agreement or in any agreement, certificate or other document delivered pursuant hereto.

15.4         Notice of Claim

(a)
In the event that a party (the “Indemnified Party”) shall become aware of any claim, proceeding or other matter (a “Claim”) in respect of which another party (the “Indemnifying Party”) agreed to indemnify the Indemnified Party pursuant to this Agreement, the Indemnified Party shall promptly give written notice thereof to the Indemnifying Party.  Such notice shall specify whether the Claim arises as a result of a claim by a person against the Indemnified Party (a “Third Party Claim”) or whether the Claim does not so arise (a “Direct Claim”), and shall also specify with reasonably particularity (to the extent that the information in available) the factual basis for the Claim and the amount of the Claim, if known.

(b)
If, through the fault of the Indemnified Party, the Indemnifying Party does not receive notice of any Claim in time to contest effectively the determination of any liability susceptible of being contested, the Indemnifying Party shall be entitled to set off against the amount claimed by the Indemnified Party the amount of any Losses incurred by the Indemnifying Party resulting from the Indemnified Party’s failure to give such notice on a timely basis.

15.5         Direct Claims

With respect to any Direct Claim, following receipt of notice from the Indemnified Party of the Claim, the Indemnifying Party shall have 60 days to make such investigation of the Claim as is considered necessary or desirable.  For the purpose of such investigation, the Indemnified Party shall make available to the Indemnifying Party the information relied upon by the Indemnified Party to substantiate the Claim, together with all such other information as the Indemnifying Party may reasonably request.  If both parties agree at or prior to the expiration of such 60-day period (or any mutually agreed upon extension thereof) to the validity and amount of such Claim, the Indemnifying Party shall immediately pay to the Indemnified Party the full agreed upon amount of the claim, failing which the matter shall be referred to binding arbitration in such manner as the parties may agree or shall be determined by a court of competent jurisdiction.

15.6         Third Party Claims

With respect to any Third Party Claim, the Indemnifying Party shall have the right, at its expense, to participate in or assume control of the negotiation, settlement or defence of the Claim and, in such event, the Indemnifying Party shall reimburse the Indemnified Party for all the Indemnified Party’s out-of-pocket expenses as a result of such participation or assumption.  If the Indemnifying Party elects to assume such control, the Indemnified Party shall have the right to participate in the negotiation, settlement or defence of such Third Party Claim and to retain counsel to act on its behalf, provided that the fees and disbursements of such counsel shall be paid by the Indemnified Party unless the Indemnifying Party consents to the retention of such counsel or unless the named parties to any action or proceeding include both the Indemnifying Party and the Indemnified Party and the representation of both the Indemnifying Party and the Indemnified Party by the same counsel would be inappropriate due to the actual or potential differing interests between them (such as the availability of different defences).  If the Indemnifying Party, having elected to assume such control, thereafter fails to defend the Third Party Claim within a reasonable time, the Indemnified Party shall be entitled to assume such control, and the Indemnifying Party shall be bound by the results obtained by the Indemnified Party with respect to such Third Party Claim.

15.7        Settlement of Third Party Claims

If the Indemnifying Party fails to assume control of the defence of any Third Party Claim, the Indemnified Party shall have the exclusive right to contest, settle or pay the amount claimed.  Whether or not the Indemnifying Party assumes control of the negotiation, settlement or defence of any Third Party Claim, the Indemnifying Party shall not settle any Third Party Claim without the written consent of the Indemnified Party, which consent shall not be unreasonably withheld or delayed; provided, however, that the liability of the Indemnifying Party shall be limited to the proposed settlement amount if any such consent is not obtained for any reason.

15.8         Co-operation

The Indemnified Party and the Indemnifying Party shall co-operate fully with each other with respect to Third Party Claims, and shall keep each other fully advised with respect thereto (including supplying copies of all relevant documentation promptly as it become available).

15.9           Exclusivity

The provision of this Article 11 shall apply to any Claim for breach of any covenant, representation, warranty or other provision of this Agreement or any agreement, certificate or other document delivered pursuant hereto (other than a claim for specific performance or injunctive relief) with the intent that all such Claims shall be subject to the limitations and other provisions contained in this Article 15.

ARTICLE 16
MISCELLANEOUS

16.1         Amendments and Waivers

Except as otherwise expressly provided herein, any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each of Ra, GPM and Newco, or in the case of a waiver, by the party against whom the waiver is to be effective.  Any amendment or waiver effected in accordance with this Section 16.1 shall be binding upon Ra, GPM and Newco pursuant to this Agreement.

16.2         Consent to Jurisdiction

Each of Ra, GPM and Newco hereby agrees to submit to the non-exclusive jurisdiction of the courts in and of the Province of Ontario and to the courts to which an appeal of the decisions of such courts may be taken, and consents that service of process with respect to all courts in and of the Province of Ontario may be made by registered mail to it at the address set forth in Article 14.

16.3         Governing Law

This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein without giving effect to any choice or conflict of law provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction, and shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.

16.4         Further Assurances

Ra, GPM and Newco, upon the request of any other party hereto, whether before or after the Closing, shall do, execute, acknowledge and deliver or cause to be done, executed, acknowledged or delivered all such further acts, deeds, documents, assignments, transfers, conveyances, powers of attorney and assurances as may be reasonably necessary or desirable to effect complete consummation of the Amalgamation and the Acquisition.

16.5         Time

Time is of the essence of this Agreement.

16.6         Assignment

This Agreement may not be assigned by any of the parties hereto without the prior written consent of the other parties hereto, such consents not to be unreasonably withheld or delayed.

16.7         Public Announcement; Disclosure

Ra shall not make any public announcement concerning this Agreement or the matters contemplated herein, their discussions or any other memoranda, letters or agreements between the parties relating to the matters contemplated herein without the prior consent of GPM, which consent shall not be unreasonably withheld, and GPM shall not make any public announcement concerning this Agreement or the matters contemplated herein, its discussions or any other memoranda, letters or agreements between the parties relating to the matters contemplated herein without the prior consent of Ra, which consent shall not be unreasonably withheld, provided that no party shall be prevented from making any disclosure which is required to be made by law or any rules of a stock exchange or similar organization to which it is bound.

16.8         Entire Agreement, Counterparts, Section Headings

This Agreement, and the Schedules hereto, sets forth the entire understanding of the parties hereto with respect to the transactions contemplated hereby and supersedes any prior written or oral understandings with respect thereto.  This Agreement may be executed by facsimile or electronic mail and in one or more counterparts thereof, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.  The headings in this Agreement are for convenience of reference only and shall not alter or otherwise affect the meaning hereof.

[REMAINDER OF PAGE LEFT BLANK INTENTIONALLY]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

GOLDEN PHOENIX MINERALS INC.
Per:	/s/ Thomas Klein
Authorized Signing Officer

RA RESOURCES LTD.
Per:	/s/ William Koble
Authorized Signing Officer

2259299 ONTARIO INC.
Per:	/s/ Thomas Klein
Authorized Signing Officer